Exhibit 99.1

Loxo Oncology Announces Second Quarter 2014 Financial Results

STAMFORD, CT — September 12, 2014 — Loxo Oncology, Inc. (Nasdaq: LOXO) (“Loxo”), a biopharmaceutical company focused on developing targeted cancer therapies for genetically-defined populations, today reported financial results for the quarter ended June 30, 2014 and recent business highlights.

“It has been an exciting and productive quarter for the company,” said Josh Bilenker, MD, Chief Executive Officer of Loxo Oncology. “We continue to enroll our Phase 1 trial for LOXO-101, and we are working well alongside our collaboration partner Array BioPharma to advance our pipeline.  Subsequent to the quarter’s end, we completed our initial public offering, which generated $72.4 million in net proceeds. We believe we are well-positioned to advance our science, and hopefully, bring new and important medicines to cancer patients.”

Recent Business Highlights

Closed Initial Public Offering Subsequent to Series B Financing

The Company closed an initial public offering generating gross proceeds of $68.4 million. Concurrent with the close of the offering, New Enterprise Associates purchased 230,769 shares of common stock in a private placement, generating gross proceeds of $3.0 million.  The underwriters of the Company’s initial public offering partially exercised the over-allotment option granted to them and 642,000 additional shares of common stock were sold generating gross proceeds of $8.3 million. After deducting underwriting discounts and commissions and offering expenses, total net proceeds generated for the items above were approximately $72.4 million.

Prior to the initial public offering and private placement, the Company closed a $28 million Series B private financing round led by New Enterprise Associates, which included Deerfield Management Company as a new investor. Existing investors Aisling Capital, OrbiMed and Access Industries also participated in the round.

Initiated Phase 1 Clinical Trial for LOXO-101

In early May, the Company initiated a Phase 1 study for its lead compound, LOXO-101, a potent and selective inhibitor of the tropomyosin kinase (TRK) family of receptors. The Phase 1 study evaluates the safety, pharmacokinetics and pharmacodynamics of escalating doses of LOXO-101 and, in a second stage, will provide a preliminary assessment of anti-tumor activity in cancer patients preselected to have an alteration in the TRK pathway.

Expanded Collaboration with Array BioPharma

In April, the Company expanded its collaboration with Array BioPharma, increasing the scope of exclusivity to twelve targets (excluding TRK). Under the collaboration, the Company has the ability to generate four lead programs from the twelve exclusive targets, with an option on a fifth program.

Appointed Key New Management Personnel

The Company strengthened its management team with key hires in Finance, R&D and Corporate Development.

Second Quarter 2014 Financial Results

Cash and cash equivalents totaled $51.3 million as of June 30, 2014, compared to $15.0 million as of December 31, 2013. The increase reflects the net proceeds of $43.2 million received from the issuance of redeemable convertible preferred stock offset by operating expenses.

Research and development expenses were $2.6 million for the second quarter of 2014 and $4.6 million for the six months ended June 30, 2014, compared to $59,000 for the period from May 9, 2013 (Date of Inception) through June 30, 2013. The increase was primarily due to the timing in which the Company entered into its Array Agreement which did not occur until July of 2013.  The expense for the three months ended June 30, 2014 relate primarily to research and development efforts for the Company’s TRK program, including LOXO-101.

General and administrative expenses were $1.3 million for the second quarter of 2014 and $2.2 million for the six months ended June 30, 2014, compared to $31,000 for the period from May 9, 2013 (Date of Inception) through June 30, 2013. The increase was primarily due to the timing in which the Company commenced a substantial portion of its operations in the third quarter of 2013.  The

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expense for the three months ended June 2014 relate primarily to increases in headcount, stock compensation expense and professional fees in connection with the Company’s efforts to complete its initial public offering.

Net loss attributable to common shareholders was $3.9 million for the second quarter of 2014 and $6.8 million for the six months ended June 30, 2014, compared to $90,000 for the period from May 9, 2013 (Date of Inception) through June 30, 2013.

Loxo Oncology will not be conducting a conference call in conjunction with this earnings release. Until otherwise noted, the Company will only conduct an earnings conference call in conjunction with its fourth quarter earnings releases.

About Loxo Oncology

Loxo Oncology develops targeted small molecule therapeutics for the treatment of cancer in genetically defined patient populations. Loxo’s development approach translates key scientific insights relating to the oncogenic drivers of cancer into drugs that are potent and highly selective for their intended targets. This approach is intended to allow for the development of drugs with a high probability of clinical success while reducing the time, costs and risks of drug development. Loxo Oncology derives its company name from an attendant of the Greek goddess Artemis, who represented the concept of trajectory in the sport of archery.  For more information, visit www.loxooncology.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are subject to the “safe harbor” created by those sections. This press release contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. You should refer to the risks set forth in Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 12, 2014, and other filings the Company makes with the Securities and Exchange Commission from time to time for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Financials

LOXO ONCOLOGY, INC.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2013	June 30, 2014
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,994	$51,304
Prepaid expenses and other current assets	17	651
Total current assets	15,011	51,955
Property and equipment	—	7
Deferred initial public offering costs	—	927
Security deposit	11	23
Total assets	$15,022	$52,912
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$221	$652
Accrued expenses	189	581
Total liabilities	410	1,233
Total redeemable convertible preferred stock	24,843	68,049
Total stockholders’ deficit	(10,231)	(16,370)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$15,022	$52,912

LOXO ONCOLOGY, INC.

Condensed Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Period From May 9, 2013 (Date of Inception) to June 30, 2013	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Operating expenses:
Research and development with a related party	$53	$1,717	$2,992
Research and development	6	855	1,566
General and administrative	31	1,333	2,249
Total operating expenses and net loss	(90)	(3,905)	(6,807)
Accretion of redeemable convertible preferred stock	—	(17)	(28)
Net loss attributable to common stockholders	$(90)	$(3,922)	$(6,835)
Per share information:
Net loss per share of common stock, basic and diluted	$—	$(14.46)	$(28.69)
Weighted average shares outstanding, basic and diluted	—	271,317	238,246

Source: Loxo Oncology

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Contacts:

Jacob S. Van Naarden

Vice President, Corporate Development and Strategy

jake@loxooncology.com

Peter Rahmer

The Trout Group, LLC

646-378-2973

prahmer@troutgroup.com